Rule 424(b)(3)
File Nos. 333-13964, 333-13394
EXHIBIT A
OVERSTAMPED:  Effective October 3,
2005, the ratio has changed from two (2)
American Depositary Shares representing
one (1) preferred share to each American
Depositary Share representing one (1)
preferred Share.
OVERSTAMPED:  Effective October 20,
2004, the ratio has changed from each
American Depositary Share representing
500 shares to each American Depositary
Share representing one-half of one Share.
OVERSTAMPED:  As of March 24, 2003,
the American Depositary Shares
represent preferred shares, without par
value, of Banco Itau Holding Financeira
S.A., which has become the holding
company of Banco Itau S.A.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
500 deposited Preferred Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES, WITHOUT
PAR VALUE PER SHARE
OF
BANCO ITAU S.A.
(INCORPORATED UNDER THE LAWS
OF BRAZIL)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
______________________, or registered
assigns IS THE OWNER OF
____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited preferred shares,
without par value  (herein called Shares), of
Banco Itau S.A., a company incorporated
under the laws of Brazil (herein called the
Issuer).  At the date hereof, each American
Depositary Share represents 500 Shares
which are either deposited or subject to
deposit under the deposit agreement at the
principal Sao Paulo, Brazil, office of Banco
Itau S.A., (herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of May 31, 2001, as
amended and restated as of February 20,
2002 (herein called the Deposit Agreement),
by and among the Issuer, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF
RECEIPTS AND
WITHDRAWAL OF
SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, and any provisions of
the Deposited Securities and other
applicable laws, the Owner hereof is entitled
to delivery, to him or upon his order, of the
Deposited Securities or evidence of
ownership of and title to such Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities or evidence of
ownership of and title to such Deposited
Securities may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or the delivery
of certificates properly endorsed or
accompanied by a proper instrument or
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities or such documents
evidencing ownership of and title to such
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF
RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require (a)
payment from the depositor of Shares or the
presentor of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge or fee with
respect to the Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in the Deposit Agreement
or this Receipt, (b) the production of proof
satisfactory to it as to the identity and
genuineness of any signature and (c)
compliance with any regulations the
Depositary may establish consistent with
any laws or regulations applicable to
Receipts and Deposited Securities, the
provisions of the Deposit Agreement or this
Receipt, including, without limitation,
paragraph (22) hereof.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary or the Issuer or the
Foreign Registrar, if applicable, are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Issuer at
any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or any securities exchange on
which Receipts or Deposited Securities are
listed, or under any provision of the Deposit
Agreement or this Receipt, or for any other
reason, subject to paragraph (22) hereof.
Notwithstanding any other provision of the
Deposit Agreement or the Receipts, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only (as permitted in General
Instruction I.A.(1) to Form F-6) for (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Issuer or the deposit of Shares in connection
with voting at a shareholders meeting, or the
payment of dividends, (ii) the payment of
fees, taxes and similar charges, and (iii)
compliance with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities. Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement (i) any Shares required
to be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares or
such registration is not required or (ii) any
Restricted Securities. The Issuer may restrict
transfers of the Shares where such transfer
might result in ownership of Shares
exceeding limits imposed by applicable law
or the Estatuto of the Issuer.  The Issuer may
also restrict, in such manner as it deems
appropriate, transfers of the American
Depositary Shares where such transfer may
result in the total number of Shares
represented by the American Depositary
Shares owned by a single Owner or
Beneficial Owner to exceed any such limits.
The Issuer may, in its sole discretion,
instruct the Depositary to take action with
respect to the ownership interest of any
Owner in excess of the limitation set forth in
the preceding sentence, including but not
limited to, a mandatory sale or disposition
on behalf of an Owner or Beneficial Owner
of the Shares represented by the American
Depositary Shares held by such Owner or
Beneficial Owner in excess of such
limitations, if and to the extent such
disposition is permitted by applicable law
and the Estatuto of the Issuer.  Upon receipt
of instructions from the Issuer pursuant to
Section 3.05 of the Deposit Agreement, the
Depositary will take action reasonably
practicable to execute such instructions.
The Depositary shall incur no liability to
Owners or Beneficial Owners for carrying
out any instructions received from the Issuer
pursuant to Section 3.05 of the Deposit
Agreement.
      4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner and the
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement and under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor are validly
issued, fully paid and nonassessable and not
subject to any claim in respect of
pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of Shares or sale
of Receipts evidencing American Depositary
Shares representing such Shares by that
person is not restricted under the Securities
Act of 1933, the laws of Brazil or any
regulations, any shareholder agreement, or
any provisions of the Deposited Securities.
Such representations and warranties shall
survive the deposit of such Shares and
issuance of Receipts.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner and Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, proof
of the identity of any person legally or
beneficially interested in the Receipt and the
nature of such interest or such information
relating to the registration on the books of
the Issuer or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary or the Issuer may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  Upon the request of the
Issuer, the Depositary shall provide the
Issuer (in a timely manner) with copies of all
such certificates and such written
representations and warranties provided to
the Depositary under this paragraph (6) and
Section 3.01 of the Deposit Agreement.  The
Issuer may from time to time request
Owners or Beneficial Owners to provide
information as to the capacity in which such
Owners or Beneficial Owners own or owned
Receipts and regarding the identity of any
other persons then or previously interested
in such Receipts and the nature of such
interest and various other matters.  Each
Owner and Beneficial Owner agrees to
provide any information requested by the
Issuer or the Depositary pursuant to this
paragraph.  No Share shall be accepted for
deposit unless accompanied by evidence, if
any is required by the Depositary, that is
reasonably satisfactory to the Depositary or
the Custodian that all conditions to such
deposit have been satisfied by the person
depositing such Shares under Brazilian laws
and regulations and any necessary approval
has been granted by any governmental body
in Brazil, if any, which is then performing
the function of the regulation of currency
exchange.
      7.	CHARGES OF
DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Issuer from time to
time.  The Depositary shall present its
statement for such charges and expenses to
the Issuer once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Issuer or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Issuer or Foreign
Registrar and applicable to transfers of
Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.03, 4.03 or 4.04 of the Deposit Agreement,
and the surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to, Sections 4.01
through 4.04 of the Deposit Agreement, (7)
a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares), but which securities are instead
distributed by the Depositary to Owners, (8)
a fee of $.02 or less per American
Depositary Share (or portion thereof)for
depositary services, which will accrue on the
last day of each calendar year and which
will be payable as provided in clause (9)
below; provided, however, that no fee will
be assessed under this clause (8) if a fee was
charged pursuant to clause (6) above during
that calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to paragraph
(8) hereof may own and deal in any class of
securities of the Issuer and its affiliates and
in Receipts.
      8.	PRE-RELEASE OF
RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Issuer (or any
agent of the Issuer recording Share
ownership) of rights to receive Shares from
the Issuer (or any such agent).  No such
issue of Receipts will be deemed a
Pre-Release that is subject to the restrictions
of the following paragraph.
      Unless requested in writing by the
Issuer to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares  in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the Issuer,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into under the
Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
      9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
a proper instrument or instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York
State, provided, however, that the Issuer and
the Depositary, notwithstanding any notice
to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement or for all other purposes and
neither the Depositary nor the Issuer shall
have any obligation or be subject to any
liability under the Deposit Agreement to any
holder of a Receipt unless such holder is the
Owner thereof.
      10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature or facsimile of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature or facsimile of a duly authorized officer of the Registrar.


      11.	REPORTS; INSPECTION
OF TRANSFER BOOKS.
      The Issuer is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Securities and
Exchange Commission.  Such reports will
be available for inspection and copying by
Owners and Beneficial Owners at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the Issuer
which are both (a) received by the
Depositary or the Custodian or the Nominee
of either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Issuer.  The Depositary will also send
to Owners of Receipts copies of such reports
when furnished by the Issuer pursuant to the
Deposit Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Issuer shall be furnished
in English.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection of Receipts provided
that such inspection shall not be for the
purpose of communicating with Owners of
Receipts in the interest of a business or
object other than the business of the Issuer
or a matter related to the Deposit Agreement
or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary or the Custodian,
in accordance with applicable law and
subject to the provisions of Section 4.05 of
the Deposit Agreement, will convert or
cause to be converted as promptly as
practicable such dividend or distribution, if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on
a reasonable basis into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, will as promptly
as practicable distribute the amount thus
received (net of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Issuer or the Depositary or
the Custodian is required to withhold and
does withhold from any cash dividend or
other cash distribution in respect of any
Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03, or 4.04 of
the Deposit Agreement, the Depositary will,
upon consultation with the Issuer,  cause the
securities or property received by it or the
Custodian to be distributed to the Owners of
Receipts entitled thereto, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement) shall be
distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of
a distribution received in cash, provided that
any unsold balance of such securities or
property may be distributed by the
Depositary to the Owners entitled thereto in
accordance with such equitable and
practicable method as the Depositary shall
have adopted.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall, if the Issuer
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.  In
the event that the Depositary determines that
any distribution (including Shares and rights
to subscribe therefor) is subject to any taxes
or other governmental charges which the
Depositary is obligated to withhold, or, if
after the Issuer, in the fulfillment of its
obligation under Section 5.07 of the Deposit
Agreement, has furnished an opinion of
counsel determining that Shares must be
registered under the Securities Act or other
laws in order to be distributed to Owners,
the Depositary may dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner, including by
public or private sale, as the Depositary
deems necessary and practicable to pay any
such taxes or charges, or effect the
distribution of Restricted Securities, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to Owners entitled thereto
in proportion to the number of American
Depositary Shares held by them respectively
and the Depositary shall distribute any
unsold balance of such property in
accordance with the provisions of the
Deposit Agreement.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto and the Depositary shall
distribute any unsold balance of such
property in accordance with the provisions
of the Deposit Agreement.  The Issuer or its
agent shall remit to appropriate
governmental authorities and agencies in
Brazil all amounts, if any, withheld and
owing to such authorities and agencies by
the Issuer.  The Depositary or its agent shall
remit to appropriate governmental
authorities and agencies in the United States
all amounts, if any, withheld and owing to
such authorities and agencies by the
Depositary.
      The Depositary shall forward to the
Issuer or its agent such information from its
records as the Issuer may reasonably request
to enable the Issuer or its agent to file
necessary reports with governmental
agencies.  The Depositary shall use
reasonable efforts to make and maintain
arrangements enabling Owners who are
citizens or residents of the United States to
receive the benefit of a reduced rate of
withholding and any tax refunds credits or
other benefits (pursuant to treaty or
otherwise) relating to dividend payments on
the American Depositary Shares.
      13.	RIGHTS.
      In the event that the Issuer shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary, after
consultation with the Issuer, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse; provided, however,
if at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary,
after consultation with the Issuer, may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.  If the Depositary determines in
its discretion that it is not lawful and feasible
to make such rights available to certain
Owners, it may sell the rights or warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.09 of
the Deposit Agreement) for the account of
such Owners otherwise entitled to such
rights, warrants or other instruments, upon
an averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  Neither the Depositary nor the
Issuer shall be responsible for any failure to
determine that it may be lawful or feasible to
make such rights available to Owners in
general or any Owner in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner under the Deposit Agreement, the
Depositary will make such rights available
to such Owner upon written notice from the
Issuer to the Depositary that (a) the Issuer
has elected in its sole discretion to permit
such rights to be exercised and (b) such
Owner has executed such documents as the
Issuer has determined in its sole discretion
are required under applicable law.  Upon
instruction pursuant to such warrants or
other instruments to the Depositary from
such Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the  exercise of the rights,
and upon payment of the fees of the
Depositary as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Issuer shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to
such Owner Restricted Receipts.  All such
Restricted Receipts shall be assigned a
separate CUSIP number and all Shares
represented of such Restricted Receipts shall
be held in a segregated account and will not
be commingled with other Deposited
Securities (whether restricted or
unrestricted).
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Issuer to offer such rights to Owners and sell
the securities upon the exercise of such
rights, the Depositary will not offer such
rights to the Owners unless and until such a
registration statement is in effect, or unless
the offering and sale of such securities to the
Owners of such Receipts are exempt from
registration under the provisions of such
Act.  The Issuer shall have no obligation
under the terms of the Deposit Agreement to
register such rights or such securities under
the Securities Act of 1933.
      14.	CONVERSION OF
FOREIGN CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights in respect of such
Receipts, and if at the time of the receipt
thereof the Foreign Currency so received
can, pursuant to applicable law, be
converted into Dollars, the Depositary shall
convert or cause to be converted, by sale or
in any other manner that it may determine in
accordance with applicable law, such
Foreign Currency into Dollars.  If at the time
of conversion of such Foreign Currency into
Dollars can, pursuant to applicable law, be
transferred outside of Brazil for distribution
to the owners entitled thereto, such Dollars
shall be distributed as promptly as
practicable to the Owners entitled thereto or,
if the Depositary shall have distributed any
rights, warrants or other instruments which
entitle the holders thereof to such Dollars,
then to the holders of such rights, warrants
and/or instruments upon surrender thereof
for cancellation.  Such distribution or
conversion may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of delivery
of any Receipt or otherwise and shall be net
of any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If conversion of Foreign Currency
into Dollars or distribution of Dollars or
non-convertible Foreign Currency can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable; however, the Depositary shall be
entitled to rely upon Brazilian local counsel
in such matters, which counsel shall be
instructed to act as promptly as possible.
      If at any time any Foreign Currency
received by the Depositary or the Custodian
is not, pursuant to applicable law,
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
      15.	FIXING OF RECORD
DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, which date shall be as
close as practicable to the record date
applicable to the Deposited Securities, (a)
for the determination of the Owners of
Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting, or (iii) who shall
be responsible for any fee assessed by the
Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.  The
Owners on such record date shall be entitled
as the case may be, to receive the amount
distributable by the Depositary with respect
to such dividend or other distribution or
such rights or the net proceeds or sale
thereof in proportion to the number of
American Depositary Shares held by them
respectively, and to give voting instructions
to exercise the rights of Owners under the
Deposit Agreement with respect to such
changed number of Shares and to act in
respect of any other such matter.
      16.	VOTING OF DEPOSITED
SECURITIES.
      As of the date of the Deposit
Agreement, the Shares do not give the
Holders thereof any voting rights.  If, in the
future, the terms of the Shares should be
revised or amended to provide for voting
rights, or should such Shares obtain voting
rights on account of the occurrence of any
event or change then, upon receipt of notice
of any meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Issuer, the Depositary shall, as soon
as practicable thereafter, mail to the Owners
of Receipts a notice, the form of which
notice shall be subject to the reasonable
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting received by the
Depositary from the Issuer, (b) a statement
that the Owners of Receipts as of the close
of business on a specified record date will be
entitled, subject to any applicable provision
of Brazilian law and of the Estatuto of the
Issuer and the provisions of the Deposited
Securities, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including,
when applicable, an express indication that
instructions may be given (or, if applicable,
deemed given in accordance with the second
paragraph of Section 4.07 of the Deposit
Agreement if no instruction is received) to
the Depositary to give a discretionary proxy
to a person or persons designated by the
Issuer.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable and permitted under applicable
laws and the provisions of the Estatuto of
the Issuer and the provisions of the
Deposited Securities to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares held by record
by such Owner on the relevant record date in
accordance with any nondiscretionary
instructions set forth in such request
including their deemed instruction to give a
discretionary proxy to a person or persons
designated by the Issuer and the Depositary
shall not, and the Depositary shall ensure
that the Custodian or any of its nominees
shall not, exercise any voting discretion over
any Deposited Securities.
      If after complying with the
procedures set forth in this paragraph (16),
no instructions are received by the
Depositary from any Owner with respect to
any of the Deposited Securities represented
by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the Depositary
for such purpose, the Depositary shall deem
such Owner to have instructed the
Depositary to give a discretionary proxy to a
person or persons designated by the Issuer
with respect to such Deposited Securities
and the Depositary shall give a discretionary
proxy to a person or persons designated by
the Issuer to vote such Deposited Securities,
provided, that no such instruction shall be
deemed given and no such discretionary
proxy shall be given with respect to any
matter as to which the Issuer informs the
Depositary (and the Issuer agrees to provide
such information as promptly as practicable
in writing) that (x) the Issuer does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
      17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
par value, split-up, consolidation, or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Issuer or to which
it is a party, any securities which shall be
received by the Depositary or the Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, to the extent permitted by law
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall, if the Issuer shall
reasonably request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
      18.	LIABILITY OF THE
ISSUER AND DEPOSITARY.
      Neither the Depositary nor the Issuer
nor any of their directors, employees, agents
or affiliates shall incur any liability to any
Owner or Beneficial Owner of any Receipt,
if by reason of any provision of any present
or future law or regulation of the United
States, Brazil, or any other country, or of
any other governmental or regulatory
authority or stock exchange, or by reason of
any provision, present or future, of the
Estatuto of the Issuer or by reason of any
provision of any securities issued or
distributed by the Issuer, or any offering or
distribution thereof, or by reason of any act
of God or war or other circumstances
beyond its control, the Depositary or the
Issuer or any of their directors, employees,
agents or affiliates shall be prevented,
delayed or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Issuer incur any
liability to any Owner or Beneficial Owner
of a Receipt by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, because of
applicable law or for any other reason such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Issuer nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement or
this Receipt to Owners or holders of
Receipts; except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Issuer shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Issuer shall be liable for any action
or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information including, but not
limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The
Depositary and the Issuer may rely on and
shall be protected in acting upon any written
notice, request, direction or other documents
believed by them to be genuine and to have
been signed by the proper party or parties.
The Issuer agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of any
registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or
any Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of any of them, or
(ii) by the Issuer or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
      The Issuer shall not indemnify the
Depositary or any Custodian against any
liability or expense arising out of
information relating to the Depositary or any
Custodian, as the case may be, furnished in
writing to the Issuer and executed by the
Depositary or the Custodian expressly for
the use in any registration statement,
prospectus or placement memorandum or
preliminary prospectus or placement
memorandum relating to the Shares
evidenced by the American Depositary
Shares.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which arises solely and
exclusively out of a Pre-Release (as defined
in Section 2.09 of the Deposit Agreement)
of a Receipt or Receipts in accordance with
Section 2.09 of the Deposit Agreement and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a Pre-Release pursuant to Section
2.09 of the Deposit Agreement; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
such liability or expense (i) to the extent that
such liability or expense would have arisen
had a Receipt or Receipts not been the
subject of a Pre-Release, or (ii) which may
arise out of any misstatement or alleged
misstatement or omission or alleged
omission in any registration statement,
proxy statement, prospectus (or placement
memorandum), or preliminary prospectus
(or preliminary placement memorandum)
relating to the offer or sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (i)
information relating to the Depositary or any
Custodian (other than the Issuer), as
applicable, furnished in writing and not
materially changed or altered by the Issuer
expressly for use in any of the foregoing
documents, or, (ii) if such information is
provided, the failure to state a material fact
necessary to make the information provided
not misleading.
      Each Owner, upon acceptance of a
Receipt issued in accordance with the terms
hereof, hereby appoints the Depositary its
agent, with power to delegate, to act on its
behalf and to take any and all steps or action
provided for or contemplated herein with
respect to the Deposited Securities and to
take any and all procedures necessary to
comply with Brazilian law including, but not
limited to, those set forth in Article 4 of the
Deposit Agreement, and to take such further
steps or action as the Depositary in its sole
discretion may deem necessary or
appropriate to carry out the purposes of the
Deposit Agreement.
      19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by 60 days written notice of its
election so to do (or a lesser amount of
notice if satisfactory to the Issuer) delivered
to the Issuer and to be effective upon the
appointment of a successor depositary
satisfactory to the Issuer and its acceptance
of such appointment as hereinafter provided,
which appointment shall be on terms
satisfactory to the Issuer in its sole
discretion.  The Depositary may at any time
be removed by the Issuer upon 60 days
written notice of such removal effective
upon the appointment of a successor
depositary satisfactory to the Issuer and its
acceptance of such appointment as
hereinafter provided, which appointment
shall be on terms satisfactory to the Issuer in
its sole discretion.  In case at any time the
Depositary shall resign or be removed, the
Issuer shall use its best efforts to appoint a
successor depositary, which shall be a bank
or trust company having an office in the
Borough of Manhattan, The City of New
York.  Every successor depositary shall
execute and deliver to its predecessor and to
the Issuer an instrument in writing accepting
its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
shall become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the Issuer,
shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the
Deposit Agreement, shall duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.  Whenever the
Depositary in its discretion determines that it
is in the best interest of the Owners of
Receipts to do so, it may appoint a substitute
custodian.
      20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by written agreement between the Issuer and
the Depositary in any respect which they
may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners or
Beneficial Owners of Receipts, shall,
however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner and
Beneficial Owner of a Receipt at the time
any amendment so becomes effective shall
be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.  Notwithstanding the
foregoing, if any governmental body should
adopt new laws, rules or regulations which
would require amendment or supplement of
the Deposit Agreement to ensure
compliance therewith, the Issuer and the
Depositary may amend or supplement the
Deposit Agreement and the Receipt at any
time in accordance with such changed laws,
rules or regulations.  Such amendment or
supplement to the Deposit Agreement in
such circumstances may become effective
before a notice of such amendment or
supplement is given to Owners or within any
other period of time as required for
compliance with such laws, rules or
regulations.
      21.	TERMINATION OF
DEPOSIT AGREEMENT.
      The Depositary shall at any time at
the direction of the Issuer terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 60 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Issuer and
the Owners of all Receipts then outstanding
if at any time 60 days shall have expired
after the Depositary shall have delivered to
the Issuer a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in Section 5.04 of
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell property
and rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Issuer shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.  The obligations of the Depositary
under Section 5.08 of the Deposit
Agreement shall survive the termination of
the Deposit Agreement.
      22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Issuer and the Depositary have
each agreed that it will not exercise any
rights it has under the Deposit Agreement or
the Receipt to permit the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to
Section I A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
      23.	DISCLOSURE OF
INTERESTS.
      The Issuer may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts and the nature of such interest and
various other matters.  The Depositary
agrees to use reasonable efforts to comply
with reasonable written instructions received
from the Issuer requesting that the
Depositary forward any such requests to the
Owner and to forward to the Issuer any such
responses to such requests received by the
Depositary.
      The Depositary and the Issuer hereby
confirm to each other that, for as long as the
Deposit Agreement is in effect, they shall
furnish to the Commisao de Valores
Mobiliarios (the CVM) and the Central
Bank of Brazil any information and
documents related to the Receipts and the
Depositarys obligations under the Deposit
Agreement as may be requested by such
authorities from time to time, whether such
information and documents are requested
from the Depositary or the Issuer.
      24.	POWER OF ATTORNEY.
Each Owner and Beneficial Owner, upon
acceptance of a Receipt issued in accordance
with the terms hereof, hereby appoints the
Depositary its agent, with power to delegate,
to act on its behalf and to take any and all
steps and action provided for or
contemplated herein with respect to the
Deposited Securities and to take any and all
procedures necessary to comply with
Brazilian law, including, but not limited to,
those set forth in Article IV hereof, and to
take such further steps or actions as the
Depositary in its sole discretion may deem
necessary or appropriate to carry out the
purposes of the Deposit Agreement.
25.	SUBMISSION TO
JURISDICTION; APPOINTMENT
OF AGENT FOR SERVICE OF
PROCESS.
      The Issuer hereby (i) irrevocably
designates and appoints, Banco Itau, New
York Branch, 540 Madison Avenue, New
York, N.Y. 10022-3731, Attention: General
Manager, Mr. Marcelo Sanchez, in the State of New York, as the Issuers authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and
(iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The
Issuer agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this
Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.




30

EMM-684259_1
GEFORMAT  IInEEEErroErroEErEError! Bookmark not defined.